Exhibit 4.1

Second Supplemental Indenture (this “Supplemental Indenture”), dated as of August 1, 2022, among FTAI Infrastructure Inc., a Delaware corporation (the “Issuer”), the guarantors party hereto (the “Guarantors”) and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”) and as notes collateral agent (the “Notes Collateral Agent”).

W I T N E S S E T H

WHEREAS, FTAI Infra Escrow Holdings, LLC, a Delaware limited liability company (the “Escrow Issuer”), the Trustee and the Notes Collateral Agent have heretofore executed and delivered an indenture dated as of July 7, 2022 (as amended, supplemented or otherwise modified from time to time, the “Initial Indenture”), providing for the issuance of an unlimited aggregate principal amount of 10.500% Senior Secured Notes due 2027 (the “Notes”).

WHEREAS, as of the Escrow Release Date (as defined in the Initial Indenture), the Escrow Issuer has merged with and into the Issuer, with the Issuer surviving, assuming and succeeding the obligations of the Escrow Issuer by operation of law, including the obligations of the Escrow Issuer under the Notes and the Indenture;

WHEREAS, the Initial Indenture permits each of the foregoing the transactions (including, without limitation, the merger of the Escrow Issuer with and into the Issuer), provided that, on the consummation of the merger on the Escrow Release Date, the Issuer and the Guarantors shall execute and deliver to the Trustee a supplemental indenture pursuant to which (x) the Issuer shall expressly and unconditionally assume the Escrow Issuer’s obligations under the Notes and the Initial Indenture and (y) each of the Guarantors shall expressly and unconditionally guarantee, on a joint and several basis, all of the Escrow Issuer’s obligations (as assumed by the Issuer) under the Notes and the Initial Indenture on the terms and conditions set forth herein and under the Indenture (the “Guarantee”); and

WHEREAS, Section 9.01 of the Initial Indenture provides that, among other things, the Escrow Issuer, the Guarantors, the Trustee and the Notes Collateral Agent may amend or supplement the Initial Indenture without the consent of any Holder of the Notes.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

(1)          Capitalized Terms.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Initial Indenture.

(2)          Agreement to be Bound; Guarantee.

(a)          On the merger of the Escrow Issuer with and into the Issuer on the Escrow Release Date, the Issuer hereby agrees to unconditionally assume the Escrow Issuer’s obligations with respect to the Notes and the Initial Indenture and to be bound by all other applicable provisions of the Notes and the Initial Indenture and to perform all of the obligations and agreements of the “Issuer” under the Notes and the Initial Indenture as if it was in effect with respect to the Issuer since the Escrow Release Date.

(b)          Each Guarantor by executing this Supplemental Indenture agrees to be a Guarantor (as defined in the Initial Indenture referred to above) under the Indenture for all purposes thereof and as such will have all of the rights and be subject to all of the obligations and agreements of a “Guarantor” under the Indenture, including but not limited to the obligations and agreements in Article X thereof.

(3)          Governing Law.  THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

(4)          Counterparts.  This Supplemental Indenture may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.  Any signature to this Supplemental Indenture may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. Federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law. Each of the parties hereto represents and warrants to the other parties that it has the corporate or other capacity and authority to execute this Supplemental Indenture through electronic means and there are no restrictions for doing so in that party’s constitutive documents.

(5)          Effect of Headings.  The Section headings herein are for convenience of reference only, and are not to be considered part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions.

(6)          The Trustee and the Notes Collateral Agent.  Neither the Trustee nor the Notes Collateral Agent shall be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuer and the Guarantors.

(7)          Effectiveness of Supplemental Indenture.  This Supplemental Indenture shall become effective immediately upon its execution and delivery by the Issuer, the Guarantors, the Trustee and the Notes Collateral Agent.

(8)          Benefits Acknowledged.  The Guarantors’ Guarantees are subject to the terms and conditions set forth in the Initial Indenture.  The Issuer acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Initial Indenture and this Supplemental indenture and that the assumption made by it pursuant to this Supplemental Indenture is knowingly made in contemplation of such benefits.  Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Initial Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to this Guarantee are knowingly made in contemplation of such benefits.

(9)          Ratification of Initial Indenture; Supplemental Indentures Part of Indenture.  Except as expressly amended hereby, the Initial Indenture is in all respects ratified and confirmed, and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Initial Indenture for all purposes, and each Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby and entitled to the benefits hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

FTAI INFRASTRUCTURE INC.

By	/s/ Kenneth Nicholson
	Name:	Kenneth Nicholson
	Title:	Chief Executive Officer and President

PERCY ACQUISITION LLC

By:	/s/ Joseph P. Adams, Jr.
	Name:	Joseph P. Adams, Jr.
	Title:	President

TRANSTAR, LLC

By:	/s/ Matthew Fearing
	Name:	Matthew Fearing
	Title:	Secretary

DELRAY CONNECTING RAILROAD COMPANY

By:	/s/ Matthew Fearing
	Name:	Matthew Fearing
	Title:	Secretary

GARY RAILWAY COMPANY

By:	/s/ Matthew Fearing
	Name:	Matthew Fearing
	Title:	Secretary

[Signature Page to Second Supplemental Indenture]

TRACKS TRAFFIC AND MANAGEMENT SERVICES, INC.

By:	/s/ Matthew Fearing
	Name:	Matthew Fearing
	Title:	Secretary

TEXAS & NORTHERN RAILWAY COMPANY

By:	/s/ Matthew Fearing
	Name:	Matthew Fearing
	Title:	Secretary

BIRMINGHAM SOUTHERN RAILROAD COMPANY

By:	/s/ Matthew Fearing
	Name:	Matthew Fearing
	Title:	Secretary

FAIRFIELD SOUTHERN COMPANY, INC.

By:	/s/ Matthew Fearing
	Name:	Matthew Fearing
	Title:	Secretary

UNION RAILROAD COMPANY, LLC

By:	/s/ Matthew Fearing
	Name:	Matthew Fearing
	Title:	Secretary

[Signature Page to Second Supplemental Indenture]

THE LAKE TERMINAL RAILROAD COMPANY

By:	/s/ Matthew Fearing
	Name:	Matthew Fearing
	Title:	Secretary

LORAIN NORTHERN COMPANY

By:	/s/ Matthew Fearing
	Name:	Matthew Fearing
	Title:	Secretary

[Signature Page to Second Supplemental Indenture]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee and as Notes Collateral Agent

By	/s/ Joshua A. Hahn
	Name:	Joshua A. Hahn
	Title:	Vice President

[Signature Page to Second Supplemental Indenture]